UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 12, 2022

Commission File Number: 001-38834

Verb Technology Company, Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada	90-1118043
(State	(IRS Employer
of Incorporation)	Identification No.)

782 S. Auto Mall Drive, American Fork, Utah	84003
(Address of Principal Executive Offices)	(Zip Code)

(855) 250-2300

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 Common Stock Purchase Warrants	VERB VERBW	The Nasdaq Stock Market LLC The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Common Stock Purchase Agreement

On January 12, 2022, Verb Technology Company, Inc., a Nevada corporation (the “Company”), entered into a common stock purchase agreement (the “Common Stock Purchase Agreement”) with Tumim Stone Capital LLC (the “Investor”). Pursuant to the agreement, the Company has the right, but not the obligation, to sell to the Investor, and the Investor is obligated to purchase, up to $50,000,000 of newly issued shares (the “Total Commitment”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) from time to time during the term of the agreement (the “Equity Offering”), subject to certain limitations and conditions. The Total Commitment is inclusive of 607,287 shares of Common Stock, valued at $750,000 at the time of issuance (the “Commitment Shares”), issued to the Investor as consideration for its commitment to purchase shares of Common Stock under the Common Stock Purchase Agreement.

The Common Stock Purchase Agreement initially precludes the Company from issuing and selling more than 14,747,065 shares of its Common Stock, including the Commitment Shares, which number of shares equals 19.99% of the Common Stock issued and outstanding immediately prior to the execution of the agreement, unless the Company obtains stockholder approval to issue additional shares, or unless certain exceptions apply. In addition, a beneficial ownership limitation in the agreement initially limits the Company from directing the Investor to purchase shares of Common Stock if such purchases would result in the Investor beneficially owning more than 4.99% of the then outstanding shares of Common Stock (subject to an increase to 9.99% at the Investor’s option upon at least 61 calendar days’ notice).

From and after the initial satisfaction of the conditions to the Company’s right to commence sales of Common Stock to the Investor (such event, the “Commencement,” and the date of initial satisfaction of all such conditions, the “Commencement Date”), the Company may direct the Investor to purchase shares of Common Stock at a purchase price per share equal to 94% of the lowest daily dollar volume-weighted average price for the Common Stock during the three consecutive trading day period immediately following the date on which the Company delivers to the Investor a notice for such purchase. The Company will control the timing and amount of any such sales of Common Stock to the Investor. Actual sales of shares of Common Stock to the Investor will depend on a variety of factors to be determined by the Company from time to time, including, among other things, market conditions, the trading price of the common stock, and determinations by the Company as to the appropriate sources of funding for the Company and its operations.

The Commencement Date of the Equity Offering was January 12, 2022. Unless earlier terminated, the Common Stock Purchase Agreement will automatically terminate upon the earliest of (i) the expiration of the 36-month period following the Commencement Date, (ii) the Investor’s purchase or receipt of the Total Commitment worth of common stock, or (iii) the occurrence of certain other events set forth in the agreement. The Company has the right to terminate the agreement at any time after Commencement, at no cost or penalty, upon five trading days’ prior written notice to the Investor. The Investor has the right to terminate the agreement upon five trading days’ prior written notice to us, but only upon the occurrence of certain events set forth in the agreement.

The Company intends to use the net proceeds, if any, from the Equity Offering for working capital and general corporate purposes, including the promotion, marketing, and expansion of the Company’s MARKET platform. The Common Stock Purchase Agreement contains customary representations, warranties and agreements by the Company, as well as customary indemnification obligations of the Company.

The Common Stock Purchase Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. The description of the terms of the Common Stock Purchase Agreement set forth above is qualified in its entirety by reference to such exhibits.

Securities Purchase Agreement, Convertible Notes, and Security Agreement

On January 12, 2022, the Company also entered into a securities purchase agreement (the “Securities Purchase Agreement”) with three institutional investors (collectively, the “Note Holders”) providing for the sale and issuance of an aggregate original principal amount of $6,300,000 in convertible notes due 2023 (each, a “Note,” and, collectively, the “Notes,” and such financing, the “Note Offering”). The Company and the Note Holders also entered into a security agreement, dated January 12, 2022 (“Security Agreement”), in connection with the Note Offering, pursuant to which the Company granted a security interest to the Note Holders in substantially all of its assets.

The Company received $6,000,000 in gross proceeds from the sale of the Notes (the “Note Proceeds”). The Note Offering closed on January 12, 2022. The Notes bear interest of 6.0% per annum, have an original issue discount of 5.0%, mature 12 months from the closing date, and have an initial conversion price of $3.00, subject to adjustment in certain circumstances as set forth in the Note.

Alliance Global Partners (“AGP”) acted as the placement agent in connection with the Note Offering. The Company will pay to AGP a cash placement fee equal to 5.5% of the Note Proceeds. The Company intends to use the Note Proceeds, less placement agent fees and other expenses incurred in connection with the offering, for working capital and general corporate purposes, including the promotion, marketing, and expansion of the Company’s MARKET platform.

The Securities Purchase Agreement contains customary representations, warranties and agreements by the Company, customary representations and warranties of the Note Holders, customary conditions to closing, and customary indemnification obligations of the Company.

The Securities Purchase Agreement, the form of the Note, and the Security Agreement are filed as Exhibit 10.2, Exhibit 10.3 and Exhibit 10.4, respectively, to this Current Report on Form 8-K and are incorporated herein by reference. The descriptions of the terms of the Securities Purchase Agreement, Note, and Security Agreement set forth above are qualified in their entirety by reference to such exhibits.

The Equity Offering and the Note Offering are not conditioned upon or related to one another.

Registration of Securities

The securities in the Equity Offering and the Note Offering are being offered pursuant to an effective shelf registration statement on Form S-3 (File No. 333-252167), which was filed by the Company with the Securities and Exchange Commission (“SEC”) on January 15, 2021 and declared effective on January 22, 2021, as amended by that certain registration statement on Form S-3 (File No. 333-262132), which was filed by the Company on January 12, 2022 and declared immediately effective pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”) (as amended, the “Registration Statement”). These offerings will be made only by means of a prospectus supplement and the accompanying base prospectus that form part of the Registration Statement. A prospectus supplement relating to the offerings will be filed with the SEC pursuant to Rule 424(b) under the Securities Act.

In connection with these offerings, the legal opinion letter of Stradling Yocca Carlson & Rauth, P.C., counsel to the Company, regarding the validity of (i) the shares of Common Stock to be issued from time to time in connection with the Equity Offering, (ii) the Notes, and (iii) the shares of Common Stock issuable from time to time upon conversion of the Notes, is filed as Exhibit 5.1 to this Current Report on Form 8-K. The legal opinion letter is also filed with reference to, and is hereby incorporated by reference into, the Registration Statement.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Number	Description

5.1	Opinion of Stradling Yocca Carlson & Rauth, P.C.

10.1	Common Stock Purchase Agreement, dated January 12, 2022, between Verb Technology Company, Inc. and Tumim Stone Capital LLC

10.2	Securities Purchase Agreement, dated January 12, 2022, among Verb Technology Company, Inc. and certain institutional investors thereto

10.3	Form of Convertible Note due 2023

10.4	Security Agreement, dated January 12, 2022, among Verb Technology Company, Inc. and certain institutional investors thereto

23.1	Consent of Stradling Yocca Carlson & Rauth, P.C. (included in Exhibit 5.1)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 13, 2022	Verb Technology Company, Inc.

	By:	/s/ Rory J. Cutaia
	Name:	Rory J. Cutaia
	Title:	Chairman, Chief Executive Officer, President and Secretary